UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2019

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01.                                        Other Events.

On January 9, 2019, Penn National Gaming, Inc. (the “Company”) announced that its Board of Directors approved a new $200 million share repurchase program. The new two-year authorization (which will expire on December 31, 2020) is incremental to the Company’s existing share repurchase program, which is set to expire in February of 2019.  Repurchases by the Company will be subject to available liquidity, general market and economic conditions, alternate uses for the capital and other factors.  Share repurchases may be made from time to time through a 10b5-1 trading plan, open market transactions, block trades or in private transactions in accordance with applicable securities laws and regulations and other legal requirements.  There is no minimum number of shares that the Company is required to repurchase and the repurchase program may be suspended or discontinued at any time without prior notice.

The full text of the press release announcing the new share repurchase program is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 9, 2019 of Penn National Gaming, Inc. announcing authorization of a new $200 million share repurchase program.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2019	PENN NATIONAL GAMING, INC.

	By:	/s/ William J. Fair
	Name:	William J. Fair
	Title:	Executive Vice President and Chief Financial Officer

3